EXHIBIT 10.2

AMENDMENT

TO

PROMISSORY NOTE

This Amendment to Promissory Note (this “Amendment”) is entered into as of April 28, 2016 by and between Fantex, Inc., a Delaware corporation (“Maker”), and Fantex Holdings, Inc., a Delaware corporation (“Holder”).

RECITALS

Maker and Holder are parties to that certain Promissory Note dated as of February 12, 2016 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. The following paragraph is hereby added to the body of the Agreement:

“Notwithstanding anything to the contrary in the foregoing, no Holder shall have any recourse to the Maker, except to that certain Fantex Brand Agreement, dated September 10, 2015 by and between the Maker and Andrew Heaney.”

2. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Holder under the Agreement, as in effect prior to the date hereof.

3. Maker represents and warrants that:

(a) it has the requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Agreement as amended by this Amendment;

(b) the execution and delivery of this Amendment and the performance of the Agreement as amended by this Amendment have been duly authorized by all necessary action on the part of the Maker; and
(c) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a default or event of default.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

5. As a condition to the effectiveness of this Amendment, Holder shall have received, in form and substance satisfactory to Holder the following:
(a) this Amendment and
(b) such other documents as Holder reasonably requests.

6. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California (without regard to the conflict of laws principals that would result in the application of any laws other than the laws of the State of California).

[Remainder of page intentionally left blank, signature page follows.]

IN WITNESS WHEREOF, Holder and Maker have executed this Amendment to Promissory Note as of the first date above written.

FANTEX HOLDINGS, NC.

By:	/s/ Cornell French

Name:	Cornell French

Title:	Chief Executive Officer

FANTEX, INC.

By:	/s/ Cornell French

Name:	Cornell French

Title:	Chief Executive Officer